UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 8, 2022
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 RDU Drive, Suite 200
Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 8, 2022, the board of directors (the “Board”) of NantHealth, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”) effective June 8, 2022. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish director terms limits of ten (10) years for all directors with an exception for the chairperson of the Board; (ii) require the Board to consider certain underrepresented populations when seeking candidates for nomination to the Board, including a commitment to ensure that by the end of 2023 that at least one woman and at least one member of an underrepresented community are adequately represented on the Board; (iii) limit outside board of director service for independent directors; (iv) require mandatory attendance for directors at the Company’s annual stockholder meetings; (v) require independent directors to meet certain enhanced director independence criteria in addition to the standards required by the Nasdaq Stock Market LLC; (vi) the addition of an exclusive forum selection provision so that unless we consent in writing to the selection of an alternative forum, (a) derivative actions, fiduciary duty claims and other general stockholder corporate claims must be brought exclusively in the Delaware Court of Chancery and (b) claims asserting a cause of action arising under the Securities Act of 1933, as amended, must be brought exclusively in federal district court instead of a state court, and that any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision; and (vii) make other administrative, technical and conforming changes to track the language in the Delaware General Corporation Law.

The foregoing summary does not purport to be a complete description of the Amended and Restated Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 9, 2022, the Company held its 2022 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 89,718,454 shares of the Company’s common stock, representing approximately 77.64% of the voting power of all issued and outstanding shares of common stock of the Company as of April 18, 2022, the record date for the Annual Meeting, and constituting a quorum for the transaction of business, were present in person or by proxy and voted on the following five proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2022 (the “Proxy Statement”).

1.Election of Directors. Each of the following nominees was elected to serve as a director, to hold office until our 2023 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal, based on the following results of voting:

Name	Votes For	Votes Withheld	Broker Non-Votes
Patrick Soon-Shiong, M.D.	80,259,102	958,879	8,500,472
Kirk K. Calhoun	79,169,286	2,048,695	8,500,472
Michael Blaszyk	79,169,377	2,048,604	8,500,472
Deanna Wise	80,234,118	983,863	8,500,472

2.Amendment to the Company’s 2016 Equity Incentive Plan. An amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,000,000 shares was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,289,129	5,853,113	75,739	8,500,472

3.Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”). On an advisory basis, the compensation of our named executive officers for the year ended December 31, 2021, as disclosed in the Proxy Statement, was approved by our stockholders based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,842,213	332,856	42,912	8,500,472

4.The Frequency at which the Say-on-Pay Vote at Future Annual Meetings of Stockholders will be Held. On an advisory basis, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers was selected as three years based on the following results of voting:

1-Year	2-Year	3-Year	Abstentions	Broker Non-Votes
6,129,161	53,037	74,989,075	46,707	8,500,472
Based on the recommendation of the board of directors of the Company in the Proxy Statement and these advisory vote results, the Company will hold future Say-on-Pay votes every three years until the next required non-binding advisory vote on the frequency of Say-on-Pay votes, which is required to occur no later than the Company’s 2028 annual meeting of stockholders.

5.Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified based on the following results of the voting:

Votes For	Votes Against	Abstentions
89,668,814	23,751	25,889

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of NantHealth, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	June 10, 2022	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer